  As Filed with the Securities and Exchange Commission on September 3, 1997
                                                      Registration No. 333-93038

--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 2
                                     TO
                                  Form S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       MERCURY INTERACTIVE CORPORATION
           (Exact name of Registrant as specified in its charter)


              DELAWARE                                  77-0224776
  --------------------------------            ------------------------------
  (State or other jurisdiction of                    (I.R.S. Employer
    incorporation organization)                   Identification Number)

                             470 Potrero Avenue
                         Sunnyvale, California 94086
                               (408) 523-9900
 (Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)

                            ____________________


                               Aryeh Finegold
                            Chairman of the Board
                       MERCURY INTERACTIVE CORPORATION
                             470 Potrero Avenue
                         Sunnyvale, California 94086
                               (408) 523-9900


(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ____________________


                            SUSAN J. SKAER, ESQ.
                       GENERAL COUNSEL ASSOCIATES LLP
                             1891 Landings Drive
                      Mountain View, California  94043

                            ____________________


   Approximate date of commencement of proposed sale to the public under:
 As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        MERCURY INTERACTIVE CORPORATION

                                 Deregistration
                                 --------------


          This Registration Statement, as amended to date, originally registered 66,000 shares of Common Stock, $.002 par value, of Mercury Interactive Corporation (the "Company") in connection with the public offering (which was not underwritten) of such shares by a shareholder of the Company (the "Selling Shareholder"). Of the 66,000 shares originally registered, the Selling Shareholder sold 10,000 of such shares pursuant to the Company's Registration Statement on Form S-3 (No. 33-95066) which was declared effective on August 8, 1995 in an underwritten public offering of an aggregate of 2,720,000 shares of Common Stock of the Company and the Company deregistered 10,000 shares originally covered by this Registration Statement in August 1995. Since this Registration Statement was declared effective, the Selling Shareholder has sold an additional 8,000 shares covered by this Registration Statement. Pursuant to the terms of the Shareholder Agreement dated May 12, 1995 between the Company and the Selling Shareholder, the Company hereby deregisters the remaining 48,000 shares originally covered by this Registration Statement which have not been sold by the Selling Shareholder as of the date of the filing of this Post Effective Amendment No. 2 to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Mercury Interactive Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 29th day of August, 1997.

                                    MERCURY INTERACTIVE CORPORATION

                                    By:    /s/ Sharlene Abrams
                                        --------------------------------------
                                        (Sharlene Abrams, Vice President of
                                        Finance and Administration, Chief
                                        Financial Officer and Secretary)


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Sharlene Abrams and Susan J. Skaer, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement No. 33-93038 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


SIGNATURE                                          TITLE                               DATE
---------                                          -----                               ----



/s/ Aryeh Finegold*        Chairman of the Board of Directors                     August 29, 1997
-------------------------
 (Aryeh Finegold)



/s/ Amnon Landan           President and Chief Executive Officer (Principal       August 29, 1997
-------------------------  Executive Officer) and Director
 (Amnon Landan)

/s/ Sharlene Abrams        Vice President, Finance and Administration and Chief   August 29, 1997
-------------------------  Financial Officer and Secretary (Principal Financial
 (Sharlene Abrams)         and Accounting Officer)


-------------------------  Director
 (Igal Kohavi)


/s/ Yair Shamir*           Director                                               August 29, 1997
-------------------------
 (Yair Shamir)


-------------------------  Director
 (Giora Yaron)

*By /s/ Sharlene Abrams
    ---------------------
       Sharlene Abrams
       Attorney-in-Fact
